UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2019

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No)

982 Keynote Circle
Brooklyn Heights, OH 44131
(Address of Principal Executive Offices) (Zip Code)
(216) 676-2000
(Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 1, 2019, GrafTech International Ltd. (the “Company”) announced that Jeremy Halford will join the GrafTech executive team as Senior Vice President, Operations & Development as of May 1, 2019.
Mr. Halford, 46, previously served as the President of Arconic Engineered Structures, a producer of highly engineered titanium and aluminum components for the aerospace, defense and oil and gas markets, a position he held since January 2017. Mr. Halford also was President of Doncasters Aerospace, a manufacturer of components and assemblies for the civil and military aero engine and airframe markets, from 2014 to 2016, and Vice President, Global Business Development, Doncasters Group Limited from 2013 to 2014. Previously, he also was President, Mayfran International from 2012 to 2013, and spent seven years at Alcoa in a variety of general management and strategy roles. Mr. Halford holds a Masters of Business Administration degree from Harvard University and a Bachelor of Science degree in Mechanical Engineering from GMI Engineering and Management Institute (now Kettering University).
The Company intends to enter into an indemnification agreement with Mr. Halford. The form of indemnification agreement was previously filed with the SEC on March 26, 2018 as Exhibit 10.15 to the Company’s Registration Statement on Form S‑1/A (Registration No. 333‑223791) and is incorporated herein by reference.
In connection with his employment, Mr. Halford will be seconded as an international assignee to GrafTech Switzerland S.A. Mr. Halford will receive an annual base salary of $450,000, will participate in the Company’s performance-based annual cash incentive plan with a target opportunity of 75% of base salary and participate in the equity-based long-term incentive program pursuant to which he will receive 50,000 restricted stock units and stock options to purchase 50,000 shares of Company stock, which vest ratably over 5 years on each anniversary of the date of grant subject to acceleration in certain circumstances. In addition, Mr. Halford is eligible to participate in Company-sponsored benefits, including health benefits, a 401(k) plan and a defined contribution retirement plan.
There are no family relationships between Mr. Halford and any other any director or executive officer of the Company and there are no arrangements or understandings between him and any other person pursuant to which he was selected for his position. There are no related person transactions involving Mr. Halford that would require disclosure pursuant to Item 404(a) of Regulation S-K.
A copy of the press release issued by the Company announcing Mr. Halford has joined the Company is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)   Exhibits.
99.1    Press release of GrafTech International, Ltd., dated May 1, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date:	May 1, 2019	By:	/s/ Quinn J. Coburn
Quinn J. Coburn
Chief Financial Officer, Vice President Finance and Treasurer